STOCK SALE AGREEMENT



                                     BETWEEN



                          DANIELSON HOLDING CORPORATION


                                       AND


                          NORTH AMERICAN TRUST COMPANY





                                October 10, 1996


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                                TABLE OF CONTENTS

                                                                      PAGE

ARTICLE I -- DEFINITIONS............................................  1
         1.1      Definitions.......................................  1
         1.2      General...........................................  3

ARTICLE II -- CLOSING...............................................  4
         2.1      Sale and Purchase of Shares.......................  4
         2.2.     Earnest Money Deposit.............................  4
         2.3      Closing...........................................  4
         2.4      Conditions Precedent..............................  4

ARTICLE III -- SHAREHOLDER'S REPRESENTATIONS........................  7
         3.1      Organization and Standing.........................  7
         3.2      Authority and Capacity............................  7
         3.3      Conflicts.........................................  7
         3.4      Binding Agreement.................................  8
         3.5      Title.............................................  8
         3.6      Capital Stock.....................................  8
         3.7      Subsidiaries......................................  9
         3.8      Financial Statements..............................  9
         3.9      Company Income Taxes..............................  9
         3.10     Company Property and Assets....................... 10
         3.11     Absence of Certain Changes........................ 10
         3.12     Intellectual Property............................. 11
         3.13     Material Contracts and Obligations................ 11
         3.14     Employment Arrangements........................... 11
         3.15     Proceedings....................................... 13
         3.16     Absence of Liabilities............................ 13
         3.17     Shareholder's Disclaimer.......................... 13
         3.18     Brokers........................................... 13
         3.19     Conduct of Trust Business......................... 13
         3.20     Books and Records................................. 14
         3.21     Clients and Customers............................. 14
         3.22     Regulatory Correspondence......................... 14
         3.23     Insurance......................................... 14
         3.24     Disclosed Interests............................... 15

ARTICLE IV  -- BUYER'S REPRESENTATIONS.............................. 15
         4.1      Organization...................................... 15
         4.2      Authority and Capacity............................ 15
         4.3      Conflicts......................................... 15
         4.4      Binding Agreement................................. 15
         4.5      Proceedings....................................... 16
         4.6      Financing......................................... 16
         4.7      Brokers........................................... 16
         4.8      Buyer's Examination and Agreement to Investigate.. 16
         4.9      No Inducements.................................... 17
         4.10     No Public Market.................................. 17
         4.11     Investment Intent................................. 17
         4.12     Compliance with Securities Laws................... 17

ARTICLE V -- SHAREHOLDER'S COVENANTS................................ 18
         5.1      Conduct of the Business........................... 18
         5.2      Access............................................ 20
         5.3      Common Trust Funds................................ 20
         5.4      Further Assurances................................ 20

ARTICLE VI -- COVENANTS AND INDEMNITIES............................. 20
         6.1      Reasonable Efforts and Certain Obligations........ 20
         6.2      Public Announcements.............................. 20
         6.3      Certain Income Tax Matters........................ 21
         6.4      Indemnification by Shareholder.................... 22
         6.5      Buyer's Indemnity................................. 24
         6.6      Notice............................................ 25
         6.7      Procedures for Indemnification.................... 25
         6.8      Assumption of Defense............................. 25
         6.9      Confidentiality................................... 26
         6.10     Danielson Name.................................... 26
         6.11     Employee Matters.................................. 27

ARTICLE VII -- TERMINATION; EXPENSES; REMEDIES...................... 28
         7.1      Termination....................................... 28
         7.2      Effect of Termination............................. 28
         7.3      Expenses.......................................... 29
         7.4      Liquidated Damages................................ 29

ARTICLE VIII -- MISCELLANEOUS....................................... 29
         8.1      Survival.......................................... 29
         8.2      Non-Waiver........................................ 29
         8.3      Amendment......................................... 29
         8.4      Notices........................................... 30
         8.5      Choice of Law..................................... 31
         8.6      Entire Agreement.................................. 31
         8.7      Third Party Beneficiaries......................... 31
         8.8      Severability...................................... 31
         8.9      Headings.......................................... 31
         8.10     Counterparts...................................... 31
         8.11     Further Assurances................................ 31
         8.12     Successors and Assigns............................ 31
         8.13     Cooperation....................................... 32
         8.14     Company Obligations............................... 32
         8.15     Method of Payment................................. 32
         8.16     Waiver of Jury Trial.............................. 32
         8.17     Attorneys' Fees................................... 32
         8.18     Choice of Forum................................... 32

EXHIBITS
         A            EQSF Side Letter
         B            Siciliano Side Letter

SCHEDULES

         3A           Disclosed Exceptions
         3.12         Intellectual Property
         3.13         Material Contracts and Obligations
         3.14         Employment Arrangements
         3.23         Insurance

                              STOCK SALE AGREEMENT


     THIS STOCK SALE AGREEMENT (the "Agreement") is entered into as of the 10th day of October, 1996, between DANIELSON HOLDING CORPORATION, a Delaware corporation ("Shareholder"), and NORTH AMERICAN TRUST COMPANY, a California corporation ("Buyer").

                                    RECITALS

     A. Danielson Trust Company, a California corporation (the "Company"), is wholly-owned by Shareholder and is engaged in the trust company business.

     B. Shareholder desires to sell to Buyer, and Buyer desires to purchase from Shareholder, all of the issued and outstanding shares of capital stock of the Company, on the terms and subject to the conditions set forth in this Agreement.


                                    AGREEMENT

     The Parties agree as follows:

                            ARTICLE I -- DEFINITIONS

     1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below: "Acquisition" means the purchase by Buyer of the Shares.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

     "Agreement" means this Stock Sale Agreement and all of its Exhibits and Schedules, as they may be amended or supplemented in writing by the Parties.

     "Business" means the business of the Company and includes, for purposes of Shareholder's representations and warranties concerning material adverse effect, the financial condition and prospects of the Company.

     "Business Day" means any day other than a Saturday, Sunday or federal holiday or any other day on which banking institutions in San Diego, California or New York, New York are authorized by law or by executive order to be closed.

     "Buyer's Representations" means the representations and warranties made by Buyer in Article IV.

     "Claims" means any claim, demand or legal proceeding.
                                                                    Page 1 of 33

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     "Closing" means the consummation of the Acquisition.

     "Closing Date" means the date of the Closing, determined under Section 2.3.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidentiality Agreement" means the confidentiality agreement dated as of September 6, 1996 between Buyer and the Company.

     "Decision" means any judgment, decree, order, injunction or writ issued by any court or governmental agency of competent jurisdiction.

     "Department Approval" is defined in Section 2.4(a)(i).

     "Disclosed   Exceptions"  means  those  items  listed  on  Schedule  3A  as exceptions to Shareholder's Representations.

     "Due Diligence Notice Date" means October 31, 1996.

     "Effective Date" means the date of this Agreement as indicated at the top of page 1.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Ernest Money Deposit" is defined in Section 2.2.

     "Knowledge of Shareholder" means the actual knowledge of persons employed by Shareholder and principally responsible for the sale of the Shares, without conducting any specific inquiry or investigation of the Business, whether or not such inquiry or investigation might have been reasonable or prudent.

     "Law" means any statute, rule or regulation.

     "Losses" means any and all costs, losses, liabilities, damages, and expenses, including reasonable attorneys' fees, but net of any related tax benefit realized by the Party incurring the Losses.

     "Objection Notice" is defined in Section 2.4(c)(iv).

     "Parties" means Shareholder and Buyer.

     "Person" means an individual, corporation, partnership, association, trust or any other entity or organization, including a governmental entity.

     "Proceeding" means a court action, an administrative or regulatory action or investigation, or an arbitration proceeding.
                                                                    Page 2 of 33

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     "Purchase Price" means $3,000,000.

     "Returns" means all returns, declarations, reports, statements, schedules and other documents required to be filed with regard to Taxes, whether timely or delinquent, and all related amendments.

     "SDREM" and "SDREM Note" are defined in Section 3.6

     "Shareholder Group" means the affiliated group of which Shareholder is the common parent for federal income tax purposes.

     "Shareholder's Representations" means the representations and warranties made by Shareholder in Article III.

     "Shares" means 5,000 shares of common stock of the Company, $125 par value, owned by Shareholder.

     "Subsidiary" of any entity means any Person in which the entity has, directly or indirectly, an equity ownership interest in excess of 25%.

     "Taxes" means all federal, state, local, foreign and other taxes, assessments or other governmental charges, including income, business, sales, use, transfer, franchise, license, withholding, employment, excise, occupation or property taxes, together with any related interest, penalties or additions.

     "Termination Date" means the date that is the earlier of six months from the completion of the Company's audited financial statements for the year ending December 31, 1996, or 12 months after the Closing Date.

     "Updated Balance Sheet" and "Updated  Financial  Statements" are defined in
Section 3.8.

     "Year-end Balance Sheet" and "Year-end Financial Statements" are defined in
Section 3.8.


General. 1.2

     In this Agreement:

     (a) Defined terms include the plural as well as the singular;

     (b) All references to designated "Articles," "Sections," "Exhibits," "Schedules" and other subdivisions are to the designated Articles, Sections, Exhibits, Schedules and other subdivisions of this Agreement, and all Exhibits and Schedules are incorporated in this Agreement by this reference.
                                                                    Page 3 of 33

     (c) Pronouns of either gender or neuter include, as appropriate, the other pronoun forms;

     (d) The words "herein," "hereof" and "hereunder" and similar words refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

     (e) The terms  "includes" and "including" do not imply any limitation.

     (f) All accounting terms used without specific definition have the meanings under, and are used in accordance with, generally accepted accounting principles as applied to trust companies.


                             ARTICLE II -- CLOSING

     2.1 SALE AND PURCHASE OF SHARES. Upon the terms and subject to the conditions in this Agreement, Shareholder shall sell, transfer and deliver to Buyer, and Buyer shall purchase from Shareholder, the Shares for the Purchase Price.

     2.2 EARNEST MONEY DEPOSIT. Concurrently with the execution of this Agreement, Buyer is depositing $50,000 in cash with Shareholder (the "Earnest Money Deposit").

     2.3 CLOSING. The Closing Date shall be December 31, 1996 or, if the required Department Approval is not received prior to that date, the first month-end occurring after that approval is received (the "Closing Date"). The Closing shall take place at the offices of the Company.

     2.4 CONDITIONS PRECEDENT.

     (a) Conditions Precedent to Performance of Each Party. The obligations of each Party under this Agreement are subject to the satisfaction, on the Closing Date, of the following conditions precedent, unless, as to clauses (ii) and
(iii) below, satisfaction is waived by both Parties in writing:

                    (i) Department of Banking Approval. The Department of Banking of the State of California shall have approved the Acquisition under Sections 700 et seq., or Section 2058, of the California Financial Code, without the imposition on either Party of any materially burdensome requirement (the "Department Approval").

                    (ii) No Injunctions. No Decision or Law restraining or prohibiting the Acquisition shall be in effect.

                    (iii) No Proceeding. No Proceeding that questions the validity or legality of the Acquisition shall have been instituted and remain pending, or shall be threatened, on the Closing Date.
                                                                    Page 4 of 33

                    (b) Additional Conditions Precedent to Shareholder's Performance. Shareholder's obligations under this Agreement are subject to the satisfaction, on or prior to the Closing Date, of the following additional conditions precedent, unless waived by Shareholder in writing:

                    (i) Buyer's Deliveries. Shareholder shall have received from
                    Buyer:

                    (A) the Purchase Price, less the Ernest Money Deposit, by wire transfer to the account designated in writing by Shareholder;

                    (B) a copy of the resolutions adopted by Buyer's Board of Directors approving this Agreement and the Acquisition, certified by the Secretary of Buyer, and a copy of the unanimous written consent approving this Agreement and the Acquisition, signed on behalf of Buyer's shareholder by an authorized officer of Buyer's shareholder;

                    (C) a certificate dated as of the Closing Date executed by the Chief Executive Officer and the Chief Financial Officer of Buyer certifying, to the best of their knowledge, compliance with Sections 2.4(a)(ii) and (iii) and 2.4(b)(ii) and (iii); and

                    (D) a certificate of Buyer's good standing, dated not more than 10 calendar days prior to the Closing Date, from the State of California.

                    (ii) Performance of Other Covenants. Buyer shall have performed and observed in all material respects all other covenants, obligations, agreements and conditions required by this Agreement to be performed and observed by it prior to or at the Closing.

                    (iii) Representations and Warranties True. All representations and warranties of Buyer in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Buyer shall have performed all agreements and covenants required by this Agreement to be performed by it prior to or at the Closing Date.

     (c) Additional Conditions Precedent to Buyer's Performance. Buyer's obligations under this Agreement are subject to the satisfaction, on or prior to the Closing Date, of the following additional conditions precedent, unless waived by Buyer in writing:

                    (i) Shareholder  Deliveries.  Buyer shall have received from
                    Shareholder:
                                                                    Page 5 of 33

                    (A) a certificate or certificates representing the Shares, duly endorsed in blank for transfer or with attached executed stock powers;

                    (B) the written resignations, effective on or prior to the Closing Date, of all of the directors of the Company;

                    (C) a copy of the resolutions adopted by Shareholder's Board of Directors approving this Agreement and the Acquisition, certified by the Secretary of Shareholder;

                    (D) a certificate of Shareholder's good standing dated not more than 10 calendar days prior to the Closing Date, from the State of Delaware;

                    (E) a certificate dated as of the Closing Date, executed by the President and Chief Financial Officer of Shareholder certifying, to the best of their knowledge, compliance with Sections 2.4(a)(ii) and (iii) and 2.4(c)(ii) and (iii);

                    (F) a side letter from EQSF Advisers, Inc. in the form of Exhibit A;

                    (G) a side letter in the form of Exhibit B terminating the Memorandum dated January 9, 1995 relating to A. Vincent Siciliano's employment by the Company (the "Siciliano Memorandum"), effective on the Closing Date; and

                    (H) a copy of the notice sent by the Company to the lessor under the Company's Lease for 525 B Street dated September 10, 1993, advising the lessor of the Acquisition.

                    (ii) Performance of Other Covenants. Shareholder shall have in all material respects performed and observed all other covenants, obligations, agreements and conditions required by this Agreement to be performed and observed by it prior to or at Closing.

                    (iii) Representations and Warranties True. All representations and warranties of Shareholder in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Shareholder shall have performed all agreements and covenants required by this Agreement to be performed by it prior to or at the Closing Date.

                    (iv) Completion of Due Diligence. Buyer shall have satisfactorily completed its due diligence on or before the Due Diligence Notice Date, as evidenced by the absence of a notice to the contrary (an "Objection Notice") given to Shareholder; provided, however, that if such a notice is given, this condition may be satisfied by (A) Buyer's withdrawal of the Objection Notice within the five Business Days after it was given, or (B) the Parties reaching a mutually acceptable accommodation within that period.
                                                                    Page 6 of 33

                    (v) Regulatory Approvals. Each regulatory approval required for the Acquisition shall have been obtained without the imposition of any condition that Buyer in good faith determines to be materially burdensome on the conduct of the business of Buyer or the Company as conducted at the time such approval is granted; all such regulatory approvals shall be in effect, and no Proceedings shall have been instituted or threatened with respect thereto; all applicable waiting periods with respect to such approvals shall have expired; and all conditions and requirements required by Law or by such regulatory approvals to be satisfied on or before the Closing Date shall have been satisfied.

                  ARTICLE III -- SHAREHOLDER'S REPRESENTATIONS

         Except  for  the  Disclosed  Exceptions,   Shareholder  represents  and
warrants to Buyer as follows as of the Effective Date and on the Closing Date:

     3.1 ORGANIZATION AND STANDING. Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has the requisite corporate power to own, operate and lease its properties and to carry on its business in all material respects as presently conducted. To the Knowledge of Shareholder, the Company does not own or lease property or engage in any activity in any jurisdiction in which the failure by the Company to qualify to do business as a foreign corporation would reasonably be expected to have a material adverse effect on the Business. Prior to the execution of this Agreement, Shareholder made available to Buyer true and complete copies of the Company's Articles of Incorporation and By-laws, each as amended to date and as presently in effect, as well as minutes of meetings of the Company's Board of Directors since March 26, 1993. The Company has delivered to Buyer: (a) a true copy of the Company's Certificate of Authorization to engage in the trust business in the State of California, which is in full force and effect, and (b) a Certificate of Good Standing of the Company issued by the Superintendent of Banks of the State of California.

     3.2 Authority and Capacity. Shareholder has all requisite corporate power, authority and capacity to enter into this Agreement and the related instruments required to be executed by Shareholder, to perform its obligations under this Agreement and those instruments, and to consummate the Acquisition.

     3.3 CONFLICTS. So long as the Department Approval is obtained, the execution, delivery and performance of this Agreement by Shareholder does not, and the consummation of the Acquisition will not, (a) conflict with or violate any material provision of any Law or Decision applicable to Shareholder or the Company or the material properties and assets owned by the Company, (b) conflict with or violate any of the terms of Shareholder's Certificate of Incorporation or By-laws or the Company's Articles of Incorporation or By-laws, (c) result in a breach of or constitute a default under any material indenture, agreement or other instrument to which Shareholder or the Company is a party or by which either is bound, other than, in all cases, a conflict or violation which would not reasonably be expected to have a material adverse effect on the Business, or
(d) constitute a violation by the Company or Shareholder of any Law applicable to the Company or the Shareholder or to the Company's property or the Business.

     3.4 BINDING AGREEMENT. Shareholder's execution and delivery of this Agreement and all related instruments and the consummation of the Acquisition, have each been duly and validly authorized by Shareholder. This Agreement is a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally and general equitable principles).

     3.5 TITLE. Shareholder owns the Shares beneficially and of record, free and clear of all liens, claims and encumbrances of any kind or nature.

     3.6 CAPITAL STOCK. The authorized capital stock of the Company consists of 10,000 shares of common stock, $125 par value per share. The Shares represent all of the issued and outstanding capital stock of the Company. All of the Shares have been duly authorized, validly issued and are fully paid and non-assessable. There are not any (a) pre-emptive rights, outstanding subscriptions, warrants, options, convertible securities or other rights (contingent or otherwise) to purchase, redeem, exchange or otherwise require the issuance of any shares of any class of stock of the Company or any interest therein, (b) obligations to pay any dividend or make any other distribution in respect of the Shares, or (c) agreements to do any of the above. Upon transfer of the Shares to Buyer at the Closing, Buyer will own all of the outstanding shares of the Company's capital stock and will obtain good and marketable title to the Shares free and clear of all liens and encumbrances, other than as created by or through Buyer. With respect to the $105,000 8.75% Convertible Secured Promissory Note (the "SDREM Note") issued to the Company by San Diego Real Estate Management ("SDREM"), the Company has not converted and will not convert the SDREM Note into shares of SDREM capital stock. SDREM has not given notice to the Company that any capital contributions are due from the Company pursuant to Section 5.01 of that certain Provider Services Agreement dated as of December 1, 1993. To the Knowledge of Shareholder, the Company has received from SDREM all amounts to which the Company is entitled under its contract with SDREM.

     3.7 SUBSIDIARIES. The Company has no Subsidiaries, nor does it have any direct or indirect equity interest in any other Person.

     3.8 FINANCIAL STATEMENTS. Prior to the execution of this Agreement, Shareholder made available to Buyer (a) the unaudited balance sheet of the Company as of December 31, 1995 ("Year-end Balance Sheet"), together with the Company's unaudited statement of income for the fiscal year then ended (collectively, with the Year-end Balance Sheet, the "Year-end Financial Statements"); and (b) the unaudited balance sheet of the Company as of September 30, 1996 ("Updated Balance Sheet") and the Company's unaudited statements of income for the nine months then ended (collectively, with the Updated Balance Sheet, the "Updated Financial Statements"). To the Knowledge of Shareholder, the Year-end Financial Statements and the Updated Financial Statements fairly present the financial position of the Company and the results of its operations, in accordance with generally accepted accounting principles applied on a consistent basis, as of the dates and for the periods indicated; provided, however, that the Updated Financial Statements are subject to normal year-end adjustments, and neither the Year-end Financial Statements nor the Updated Financial Statements contain notes.

     3.9 COMPANY INCOME TAXES. The Company or Shareholder has timely filed or obtained presently effective extensions with respect to all material income tax Returns required by law to be filed by the Company, and has either duly paid all Taxes indicated in such Returns as being due or will have made adequate provisions for the payment thereof. To the Knowledge of Shareholder, the accrual for income taxes reflected on the Year-end Balance Sheet and the Updated Balance Sheets are reasonable in amount for the payment of all liabilities for all income taxes (whether or not disputed) for which the Company is liable and which are properly attributable to the operations of the Company through the date of such Balance Sheet. There are no pending, or to the Knowledge of Shareholder, threatened, audits, examinations, proceedings or claims by any taxing authority for or relating to any material liability in respect of Taxes. No agreement has been executed or filed with any taxing authority extending the period for assessment or collection of any income taxes of the Company. To the Knowledge of Shareholder, the Company has made all withholdings of Taxes required under all applicable federal, state, local, foreign and other income tax Laws, and such withholdings have either been paid to such respective governmental agencies or set aside for such purpose. Shareholder is entitled to file a consolidated federal income tax Return with the Company for the taxable year of the Company which ends on the Closing Date.

     3.10 COMPANY PROPERTY AND ASSETS. The Company is the lawful owner of, and has good and marketable title to, the material properties and assets it purports to own, including all properties and assets reflected in the Year-end Financial Statements (except to the extent such properties or assets have been disposed of since the date of such financial statements), free and clear of all liens, encumbrances, claims or security interests of any kind ("Imperfections"), except for (a) Imperfections reflected in the Year-end Financial Statements or subsequently created in the ordinary course of business, (b) Imperfections that do not materially interfere with the present use by the Company of the property subject thereto or affected thereby, (c) Imperfections for Taxes, or landlords', mechanics', workmen's, materialmen's or similar liens, in each case that are not delinquent or that are being contested in good faith, (d) Imperfections of record, and (e) Imperfections that would not reasonably be expected to have a material adverse effect on the Business. Any material properties or assets leased by the Company are held under valid, subsisting and enforceable leases. The assets owned or leased by the Company are adequate in all material respects for the conduct of the Business as currently conducted.

     3.11 ABSENCE OF CERTAIN CHANGES. Since the date of the Updated Balance Sheet, there have not been (a) any occurrences, conditions or developments relating specifically to the Business or the trust company industry (as opposed to general economic, political or similar developments of an international, national or regional character) that, singly or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the Business (it being understood that monthly operating losses incurred between the Effective Date and the Closing Date in the general range of amounts experienced in the months leading up to the Effective Date will not, singly or with any other occurrences, conditions or developments, constitute a material adverse effect under this clause (a)), (b) any dividend or other distribution, or any recapitalization, combination or subdivision with respect to, or any purchase or redemption by the Company, of any shares of its capital stock; (c) any indebtedness for borrowed money (including, without limitation, obligations to guaranty indebtedness of another Person) incurred by the Company, except in the ordinary course of business; (d) any sale, transfer, lease, mortgage, pledge, grant of security interest in or other encumbrance on any of the Company's material assets or cancellation of any claims of, or indebtedness or obligations owing to, the Company, except in the ordinary course of business; (e) any increase in salaries or other compensation or employee benefits with respect to any employees of the Company, other than increases made in connection with normal reviews of employees or increases which have not had or would not reasonably be expected to have a material adverse effect on the Business; (f) any purchase of or agreement to purchase any additional assets by the Company, except in the ordinary course of business; (g) any actual labor stoppage which has had or would reasonably be expected to have a material adverse effect on the Business; or (h) any action taken by the Company, its directors or officers or Shareholder to authorize any of the actions described in clauses (b), (c), (d),
(e) or (f) above.

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     3.12  INTELLECTUAL  PROPERTY.  Schedule 3.12 lists the trademarks,  service marks,  trademark and service mark  applications,  trade names,  copyrights  and
licenses  presently  owned  or  held  by  the  Company.   To  the  Knowledge  of
Shareholder, the conduct of the Business as now conducted does not constitute an infringement of or violation of any trademark, service mark, trade name, copyright, license or trade secret of any other Person.

     3.13 MATERIAL CONTRACTS AND OBLIGATIONS. Schedule 3.13 lists the following types of written instruments to which the Company is a party or by which the Company is bound as of the Effective Date: (a) each indenture, loan agreement or other instrument related to indebtedness for borrowed money; (b) all real property leases; (c) each agreement to which Shareholder or any individual acting in the capacity of officer or director of the Company, or any Affiliate of any such Person, is presently a party, including, without limitation, any agreement or other arrangement providing for the furnishing of services or rental of real or personal property from, or otherwise requiring payments to, any such Person; and (d) each other agreement (including, without limitation, leases for personal property) that requires future expenditures by the Company in excess of $50,000, excluding long-term purchase contracts with suppliers that the Company may cancel on not more than 30 days' notice. To the Knowledge of Shareholder, all of the agreements and contracts listed in Schedule 3.13 are valid, binding and in full force and effect. To the Knowledge of Shareholder, there exist no defaults, events of default, or events, occurrences, or acts which, with the giving of notice or the lapse of time, or both, would constitute defaults under or with respect to any of the agreements or contracts listed on
Schedule 3.13, other than defaults or events of default that do not have or would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the Business. The Company has not received written notice, and no member of Company senior management has received oral notice, from the other party to any contract listed on Schedule 3.13 that such party intends to terminate that contract. Prior to the execution of this Agreement, true and complete copies of all instruments described in subsections
(a) through (e) above were made available to Buyer.

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     3.14 EMPLOYMENT ARRANGEMENTS.

                  (a) PLANS AND  AGREEMENTS.  Schedule  3.14(a) lists all of the employee benefit plans in which the Company's employees participate (the "Plans"). The Company (a) does not maintain or contribute to any other pension, profit-sharing, stock bonus, welfare benefit or other "employee benefit plan" as defined in Section 3(3) of ERISA and (b) is not a party to or required to make payments under union contracts, collective bargaining agreements, employment contracts, consulting contracts, distributor or sales representative contracts, deferred compensation agreements or bonus or incentive plans or other similar plans or arrangements currently in force and effect. All of the Plans intended to be qualified under Section 401(a) of the Code have received favorable determination letters from the Internal Revenue Service, and, to the Knowledge of Seller, the Plans are in substantial compliance with applicable provisions of ERISA and the Code. With respect to any Plan subject to Title IV of ERISA and any defined benefit plan that is subject to Title IV of ERISA and maintained or contributed to by Shareholder or any entity under common control with Shareholder within the meaning of Section 414(b) or (c) of the Code (an "ERISA Affiliate"): (i) no liability to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred (other than for premiums not yet due); (ii) no notice of intent to terminate any such plan has been filed with the PBGC or distributed to participants and no amendment terminating any such plan has been adopted;
(iii) no proceedings to terminate any such plan have been instituted by the PBGC and neither the Company, Shareholder nor any ERISA Affiliate has received notice from the PBGC of an intent to institute such proceedings; (iv) no lien exists or is expected to arise within 60 days with respect to any property of the Company pursuant to Section 412(n) of the Code due to any failure to timely make any contribution to such plan required by Section 412 of the Code; (v) to the Knowledge of Seller, no "accumulated funding deficiency," within the meaning of
Section 412 of the Code, whether or not waived, exists; and (vi) no "reportable event" within the meaning of Section 4043 of ERISA (for which the 30-day notice requirement has not been waived by the PBGC) has occurred within the last 12 months. No Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA. Neither the Company, Shareholder nor any ERISA Affiliate has incurred any "withdrawal liability" (as defined in Section 4201 et seq. of ERISA) which has not been satisfied. No material liability to the PBGC with respect to a Plan has been incurred by Shareholder or any ERISA Affiliate with respect to any defined benefit plan (within the meaning of Section 3(35) of ERISA) maintained or contributed to by Shareholder or any ERISA Affiliate which has been terminated, which liability has not been satisfied. To the Knowledge of Shareholder, no Plan has engaged in any transaction that would subject such Plan or the Company to any material liability under Section 409 of ERISA or under
Section 4975 of the Code. No Plan provides health, life insurance, disability or other similar welfare benefits to retirees or former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law.

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                  (b)  OPTIONS.  Shareholder  acknowledges  that  Buyer  is  not assuming those options in Shareholder capital stock previously issued (or issued in the future) to Company employees.

                  (c) SEVERANCE. As of the Effective Date, the Company has no severance plan or policy, and no obligation to make severance payments to any individual, other than under the Siciliano Memorandum. The Company expects to incur and pay, prior to the Closing Date, the severance obligations described on
Schedule 3.14(c).

     3.15 PROCEEDINGS. There is no Proceeding pending or, to the Knowledge of Shareholder, threatened, nor is there any Decision outstanding against or relating to the properties, assets or business of the Company which would reasonably be expected to have a material adverse effect on the Business, nor, to the Knowledge of Shareholder, is there any material basis for any such Proceeding.

     3.16 ABSENCE OF LIABILITIES. To the Knowledge of Shareholder, the Company does not have any material liabilities, whether absolute or contingent, of the type that are required to be reflected or provided for on a balance sheet prepared in accordance with generally accepting accounting principles, which are not fully reflected or provided for in the Updated Balance Sheet or in this Agreement, other than those incurred in the ordinary course of business since the date of the Updated Balance Sheet.

     3.17 SHAREHOLDER'S DISCLAIMER. Except as expressly provided in this Agreement, no representation or warranty of any kind or nature (express or implied) is being made by Shareholder or the Company, or any of their respective shareholders, directors, officers, employees or agents, with respect to the Company, or the Business, or the nature, condition or value of any assets or liabilities of the Company, including any representation or warranty regarding the merchantability, fitness for a particular purpose, condition, use, quantity, workmanship or existence of any asset, property, collateral, right or interest of the Company. Buyer acknowledges that, except for the express representations and warranties of Shareholder in this Agreement, the Acquisition is being made "AS IS, WHERE IS."

     3.18 BROKERS. Neither Shareholder nor the Company nor anyone acting on the behalf of either of them has become obligated to pay any fee or commission to, or any expenses of, any broker, finder or investment banker, or anyone else acting in a similar capacity, in connection with the Acquisition.

     3.19  CONDUCT  OF  TRUST  BUSINESS.  The  Company  is  duly  licensed  as a state-chartered trust company and has full power and authority to act as a fiduciary, to provide fiduciary services, to engage in the trust business in California and to conduct the Business as presently conducted. The Company's Certificate of Authorization No. 1178, dated 10 December 1993 is in full force and effect. To the Knowledge of Shareholder, the Company is not a party to or bound by any agreement, contract, commitment, arrangement, instrument, restriction or understanding with any other Person that (a) in any material way limits or restricts its rights to exercise such power or authority, (b) provides for the conduct of any part of the Company's trust business by any other Person by license from the Company, or (c) provides for the conduct of any material part of the trust business of the Company by license from any other non-governmental Person. To the Knowledge of Shareholder, the Company has conducted and presently conducts its business in all material respects in accordance with its internal controls and guidelines and applicable Laws.

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     3.20 BOOKS AND  RECORDS.  To the  Knowledge of  Shareholder,  the books and records of the Company have been maintained, and are being maintained, in all material respects in accordance with applicable regulatory requirements.

     3.21 CLIENTS AND CUSTOMERS. Shareholder has previously provided to Buyer a complete and accurate list of all clients and customers of the Company as of September 30, 1996 and all amounts under administration for such client or customer. At Closing, Shareholder shall deliver to Buyer a revised list as of the last business day of the month immediately preceding the month of the Closing Date.

     3.22 REGULATORY CORRESPONDENCE. Shareholder has provided Buyer with copies of all material correspondence since January 1, 1995 between the Company and any federal or state banking authority with respect to the Business, except examination-related materials.

     3.23 INSURANCE. Schedule 3.23 (a) lists each insurance policy under which the Company or any Company director or officer (in such capacity) is or was a beneficiary (other than the Terminated Policies described in Section 6.11), (b) specifies any premiums paid by the Company under each policy, and (c) summarizes the type and amount of coverage. All premiums payable under each such insurance policy have been duly paid to date, and each such policy is in full force and effect up to the full amount of coverage. To the Knowledge of Shareholder, there are no facts that would afford a basis for such policy to be voided on account of any act, omission or nondisclosure on the part of any party. To the Knowledge of Shareholder, the Company is not in default with respect to any material provision of any such insurance policy and has not failed to give any notice or present any claim thereunder in due and timely fashion. To the Knowledge of Shareholder, the execution and delivery of this Agreement and the consummation of the Acquisition will not result in any violation of or default or loss of any benefit under, or permit the termination of, any such insurance policy.

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     3.24  DISCLOSED  INTERESTS.  To the Knowledge of  Shareholder,  no officer, director or employee of the Company (nor any relative or spouse of such officer, director or employee) has a direct or indirect interest in, any material property, real or personal, tangible or intangible, used in or pertaining to the Business. All capital contributions, cash infusions, loans or forebearances by Shareholder to or for the benefit of the Company have been forgiven in full.

ARTICLE IV  -- BUYER'S REPRESENTATIONS ARTICLE IV  -- BUYER'S REPRESENTATIONS

     Buyer represents and warrants to Shareholder as follows as of the Effective Date and the Closing Date:

     4.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under the applicable Law as a result of the conduct of its business or the ownership of its properties and in which the failure to be so qualified would have a material adverse effect on Buyer. To the knowledge of Buyer, the ownership of the Shares by Buyer will not violate any Law.

     4.2 AUTHORITY AND CAPACITY. Buyer has all requisite corporate power, authority and capacity to enter into this Agreement and the related instruments required to be executed by Buyer, to perform its obligations under this Agreement and those instruments and to consummate the Acquisition.

     4.3 Conflicts. So long as the Department Approval is obtained, the execution, delivery and performance of this Agreement by Buyer does not, and the consummation of the Acquisition will not, (a) violate any provision of any Law or Decision applicable to Buyer, (b) conflict with or violate any of the terms of (i) Buyer's Articles of Incorporation or By-laws, or (ii) any other governing instrument relating to the conduct of Buyer's business or the ownership of its properties, (c) result in a breach of or constitute a default or give rise to any right of termination, cancellation or acceleration under any contract, agreement, indebtedness, lease, commitment, license, sublicense, franchise, permit, authorization, concession or other instrument to which Buyer is a party or by which Buyer or any of its assets is bound, or (d) result in the imposition of any material encumbrance, restriction or charge on the business of Buyer or on any of the assets or properties of Buyer.

     4.4 Binding Agreement. Buyer's execution and delivery of this Agreement and all related instruments, and the consummation of the Acquisition, have each been duly and validly authorized by Buyer. This Agreement is a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally and general equitable principles).

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     4.5  Proceedings.  There is no  Proceeding  pending or, to the knowledge of
Buyer, threatened, nor is there any Decision outstanding against or relating to Buyer or its properties, assets or business, which would reasonably be expected to have a material adverse effect on Buyer's ability to meet its obligations under this Agreement, nor does Buyer know of any material basis for any such
Proceeding.   To  Buyer's  knowledge,  no  Proceeding  has  been  instituted  or threatened by any Person or public authority seeking to restrain or prohibit or to obtain damages with respect to the execution, delivery and performance of this Agreement or the consummation of the Acquisition.

     4.6  Financing.  Buyer  has,  or  will  have  through  one or  more  of its
Affiliates,   sufficient   funds  available  to  enable  it  to  consummate  the
Acquisition.

     4.7 BROKERS. Neither Buyer nor anyone acting on its behalf has become obligated to pay any fee or commission to or any expenses of any broker, finder or investment banker, or anyone else acting in a similar capacity, in connection with the Acquisition.

     4.8 BUYER'S EXAMINATION AND AGREEMENT TO INVESTIGATE

                  (a) DUE DILIGENCE. Buyer understands and agrees that it is solely responsible for conducting its due diligence investigation of the Company. That investigation has included, and will include prior to the Due Diligence Notice Date, extensive inquiries and review of information concerning the Company, its business and its personnel. Accordingly, unless Buyer notifies Shareholder to the contrary on or before the Due Diligence Notice Date, Buyer and its agents shall be conclusively deemed to have (i) asked all the questions of Shareholder and Company personnel they wanted to ask and received and reviewed all the information they requested of Shareholder and the Company, and
(ii) completed Buyer's due diligence investigation of the Company to the full satisfaction of Buyer.

                  (b) EXPERIENCE AND FINANCIAL RESOURCES. Buyer has such knowledge and experience in business matters as to be capable of evaluating independently the merits and risks of purchasing the Shares and operating the Company. Buyer has the financial resources to sustain a complete loss of its investment in the Shares and the Company.

                  (c) BUYER'S  ANALYSIS.  Buyer is not relying on any forecasted operating results, budgets or valuations prepared by Shareholder or the Company, but rather is relying upon its own plan of operation and financial forecasts for the Company or such other information as it deems appropriate. Buyer acknowledges that, independently and without reliance upon Shareholder or the Company or any of their respective officers, directors, employees or agents and, based upon such information as it has deemed appropriate, Buyer has made its own analysis and decision to enter into this Agreement.

                  (d) DISCLOSED EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Buyer has reviewed the Disclosed Exceptions and acknowledges them.

                  (e) COMPANY PROSPECTS. Buyer acknowledges that Shareholder makes no representations or warranties whatsoever regarding the future revenues or prospects of the Company.

     4.9 NO INDUCEMENTS. Neither Buyer nor any Affiliate of Buyer or any of its Subsidiaries nor any of their respective officers, directors, employees, agents or partners has offered or paid any fee, remuneration, compensation or other thing of value to any officer, director, employee or agent of the Company in order to induce any such Person to recommend the Acquisition. Notwithstanding the foregoing, Shareholder acknowledges that Buyer has had discussions with key managerial personnel of the Company regarding future employment with the Company.

     4.10 NO PUBLIC MARKET. Buyer understands that no public market now exists for the Shares and that it is likely that a public market may never exist for the Shares.

     4.11 INVESTMENT INTENT. Buyer is acquiring the Shares for investment purposes only, for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution of the Shares. Buyer has no contract, undertaking, agreement or arrangement with any Person to sell, transfer or otherwise distribute to such Person or to have any Person sell, transfer or otherwise distribute for Buyer any of the Shares or any interest in them. Buyer is not engaged, nor does Buyer plan to engage within the presently foreseeable future, in any discussion with any Person relative to such sale, transfer or other distribution of any of the Shares or any interest in them.

     4.12 COMPLIANCE WITH SECURITIES LAWS. Buyer understands that the Shares have not been, and will not be, registered under the Securities Act of 1933 or qualified pursuant to the California Securities Law of 1968, by reason of specific exemptions that depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Buyer's representations in this Agreement. Buyer understands that the exemptions only exempt the sale of the Shares to Buyer and not necessarily any sale or other disposition of the Shares or any interest in them by Buyer.

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                      ARTICLE V -- SHAREHOLDER'S COVENANTS

     5.1 CONDUCT OF THE BUSINESS. Except as contemplated by this Agreement, from the Effective Date to the Closing Date, Shareholder agrees to use its best efforts to cause the Company to conduct the Business in the ordinary and usual course consistent with the conduct of the Business immediately prior to the Effective Date, to continue to exercise the same degree of care that the Company has exercised with respect to the Business immediately prior to the Effective Date (including the preservation of the Company's relationships with its employees, independent contractors, suppliers and other Persons with which the Company does business). The Company's payment of liabilities accrued on the Updated Balance Sheet, or accrued in the normal course of business between October 1, 1996 and the Closing Date, shall be deemed for purposes of this
Section 5.1 to be in the ordinary course of business and consistent with past practice. Shareholder will also use its best efforts to cause the Company not to (except as contemplated or permitted by this Agreement or with the written approval of Buyer, which approval shall not be unreasonably withheld):

                  (a) sell, transfer, pledge, dispose of or encumber, except in the ordinary course of business, any of its assets (including, without limitation, any indebtedness owed to or any claims held by it) which are material, in the aggregate, to the Company's condition (financial or otherwise);

                  (b) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to any Shares;

                  (c) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any Shares;

                  (d) transfer any assets or liabilities to any Affiliate except in the ordinary course of business and consistent with past practice;

                  (e) acquire (by merger, consolidation or acquisition of stock or assets) any Person or division thereof, convert the SDREM Note, or make any material investment either by purchase of stock or securities, contribution to capital or property transfer (provided that the Company may make investments for its own account in publicly-traded securities in the ordinary course of business);

                  (f) incur any indebtedness for borrowed money (other than in the ordinary course of business consistent with past practice, except that the Company shall not borrow from Shareholder), issue any debt securities, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual or entity, make any loans or advances, incur any other liabilities, obligations or commitments or forgive or discharge any indebtedness, other than in the ordinary course of business;

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                  (g) except for  arrangements or  transactions  entered into in the ordinary course of business, adopt or amend any bonus, profit sharing, thrift, savings, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any of its employees;

                  (h) other than in the ordinary course of business, consistent with past practice, increase or authorize an increase in the compensation or fringe benefits of any employee or pay or authorize any payment of any benefit not required by any existing Plan or arrangement;

                  (i) issue, authorize, or propose the issuance of, additional shares of its capital stock of any class or securities convertible into or rights, warrants or options to acquire any such shares;

                  (j) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to any of its capital stock.

                  (k) make any material change in any method of accounting or auditing practice;

                  (l) hire  any  employees,   directors,  officers,  agents  or
representatives, or increase the salary of, or benefits or any other compensation to any employees, directors, officers, agents or representatives, except in the ordinary course of business and except that the Company may incur and pay severance obligations as contemplated by Schedule 3.14(c);

                  (m) make any capital expenditure or commitment therefor, except in the ordinary course of business;

                  (n) write off as uncollectible any notes or accounts receivable, except in the ordinary course of business, none of which individually or in the aggregate is material to the Company;

                  (o) cancel or waive any claims or rights of substantial value to the Company, other than the cancellation of the Loan Agreement dated January 1, 1996 between Shareholder and the Company, and in the ordinary course of business and consistent with past practices;

                  (p) make any payment of any kind to Shareholder or any of its Affiliates; or

                  (q)agree, in writing or otherwise, to do any of the foregoing.

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     5.2 ACCESS.  Shareholder will, upon reasonable notice, cause the Company to permit Buyer, its officers and employees, Buyer's lenders and their respective representatives and agents reasonable access during normal working hours to the Company's business, properties, assets, books, records and personnel.

     5.3 COMMON TRUST FUNDS. Before the Closing, Shareholder will cause the Company to do, in the Company's discretion, one of the following things in connection with the 32 accounts previously transferred by the Company to Montecito Bank and Trust (the "Accounts") and included in the Company's common trust funds (the "Funds"): (a) restructure the Funds in accordance with applicable Law, (b) rescind the transfer of the Accounts, or (c) implement another solution acceptable to Buyer.

     5.4 FURTHER ASSURANCES. After the Closing, at the request of Buyer, and without any additional consideration, Shareholder shall execute and deliver and cause the execution and delivery by its Affiliates of such further agreements, documents or instruments as may be reasonably requested in order to give effect to this Agreement, or to perfect or evidence Buyer's rights in connection with Acquisition. Shareholder shall endeavor to cause such other Persons to execute such agreements, document, consents, acknowledgments or instruments as may be reasonably requested to give effect to this Agreement or to perfect or evidence Buyer's rights in connection with the Acquisition.

                    ARTICLE VI -- COVENANTS AND INDEMNITIES

     6.1 REASONABLE EFFORTS AND CERTAIN OBLIGATIONS. Subject to the terms and conditions of this Agreement, each Party agrees to use its reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or advisable under applicable Laws to fulfill its obligations under this Agreement. Buyer shall take the lead in preparing and prosecuting an application for the Department Approval, and Shareholder will cooperate and cause the Company to cooperate in this effort. Buyer and Shareholder shall promptly furnish financial statements and other information to each other and to third parties as may be reasonably necessary to obtain any required waivers, consents, releases, extensions, licenses or other approvals.

     6.2 PUBLIC ANNOUNCEMENTS. The Parties will consult in advance concerning any public announcements about the Acquisition. Both Parties intend to make public announcements when this Agreement is signed and upon Closing.

     6.3 CERTAIN INCOME TAX MATTERS.

                  (a) Returns To Be Filed by Shareholder. Shareholder shall prepare or cause to be prepared any Returns required to be filed for all income tax periods ending on or before the Closing Date by the Company or that require the inclusion of the Company. Except as otherwise provided in this Section 6.3, Shareholder or the Company shall pay or cause to be paid all income taxes shown or such Returns to be due and shall be entitled to any refunds attributable to periods covered by such Returns (including any interest received with respect thereto). Buyer shall cooperate with Shareholder and its Affiliates in the preparation of the portions of such Returns pertaining to the Company. Buyer shall cause the Company to execute and file all separate Returns of the Company required to be prepared by Shareholder relating to tax periods ending on or before the Closing Date.

                  (b) Buyer's Tax Payment. With regard to any Return to be prepared by Shareholder pursuant to paragraph (a) above which is due after the Closing Date, Buyer shall cause the Company to pay Shareholder when any income taxes to which such Return relates are due an amount equal to any Taxes required to be paid (but that were not previously paid) with respect to that Return. Notwithstanding anything in this Agreement to the contrary, at Shareholder's option, any amount owing under this Section 6.3(b) by Buyer to Shareholder may be offset by Shareholder against its indemnification obligations, if any, under
Section 6.4(a).

                  (c) Returns to Be Filed By Buyer. Buyer shall prepare or cause to be prepared any Returns required to be filed for all tax periods ending after the Closing Date that require the inclusion of the Company. Buyer shall pay or cause to be paid all Taxes to which such Returns relate for all periods covered by such Returns. Unless otherwise required by applicable Law, Buyer shall not file or permit to be filed an amended Return for the Company covering any period (or portion thereof) ending on or before the Closing Date, without Shareholder's prior written consent.

                  (d) Refunds. Buyer shall pay or cause to be paid to Shareholder any refund of Taxes received by Buyer or the Company to which Shareholder is entitled pursuant to Section 6.3 (a) within ten calendar days of receipt thereof. Buyer shall provide Shareholder with any assistance as may reasonably be requested by Shareholder in connection with obtaining any refund of Taxes to which Shareholder is entitled.

                  (e) Tax Proceedings; Cooperation and Assistance. Shareholder shall exercise, at its expense, complete control over the handling, disposition and settlement of any governmental inquiry, examination, audit or proceeding that could result in a determination with respect to income taxes due or payable by Buyer or the Company and for which Shareholder may be liable under this Agreement. Shareholder shall, however, promptly notify the Company if, in connection with any such inquiry, examination, audit or proceeding, any government authority proposes in writing to make any assessment or adjustment with respect to liability for Taxes of the Company, which assessments or adjustments could affect the liability of the Company for income taxes for periods following the Closing Date. Buyer shall notify Shareholder in writing promptly upon learning of any such inquiry, examination, audit or proceeding relating to assessments or adjustments of income taxes which would affect the liability of Shareholder hereunder. Each Party shall provide the other Party with such assistance as may reasonably be requested by such other Party in connection with the preparation of any Returns, or any inquiry, examination, audit or proceeding by any taxing authority relating to liability for income taxes of the Company or the Shareholder Group. Without limiting the foregoing, Buyer will retain and cause the Company to retain, and Shareholder will retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Returns, supporting work schedules and other records or information relevant to such Returns, to the possible filing of amended or delinquent Returns, or to the possibility of a tax audit and examination and possible litigation resulting therefrom, for all Tax periods (or portions thereof) ending before or including the Closing Date, and will not destroy or otherwise dispose of any such records without first providing the other Party with a reasonable opportunity to review and copy them (with reimbursement for reasonable expenses incurred in providing such assistance).

                  (f) Termination of Existing Tax-Sharing Agreements. Except as provided in this Agreement, all tax-sharing agreements or similar arrangements with respect to or involving the Company shall be terminated effective as of the Closing Date.

     6.4 INDEMNIFICATION BY SHAREHOLDER.

                  (a) Indemnification. Subject to this Section 6.4, Shareholder shall save, defend, indemnify and hold harmless Buyer and the Company from, and shall promptly reimburse Buyer or the Company, as the case may be, for any and all Losses or Claims incurred by or assessed against the Company or Buyer and arising out of or resulting from:

                    (i)  the   inaccuracy   in  any  material   respect  of  any
               representation or warranty made by Shareholder in this Agreement;

                    (ii) any unfunded current liabilities of, or upon any termination whenever occurring any unfunded benefit liabilities under, any defined benefit plan(including any applicable share of any multiemployer pension plan) maintained or contributed to by the Shareholder Group or any entity owning, controlling, owned by or controlled by directly or indirectly, any of them, to the extent such liabilities exceed the related reserve on the Updated Balance Sheet, including without limitation all such Loss, whether to the Internal Revenue Service, PBGC, the United States Department of Labor or any other part, arising under the Code or ERISA; or

                    (iii) the failure by  Shareholder  to perform or observe any material Shareholder covenant in this Agreement.

                  (b) Limits on Liability. Shareholder shall not indemnify or hold harmless Buyer or the Company from, and neither Buyer nor the Company shall make a Claim or seek reimbursement or indemnity from Shareholder for, any Losses of Buyer that exceed in the aggregate the Purchase Price, other than Losses that arise out of or result from the inaccuracy of Section 3.9, a breach of Section 6.3, or Shareholder's fraud.

                  (c) Exclusions from Liability. Notwithstanding anything else to the contrary and in addition to any other limitations and exclusions in this Agreement, Shareholder shall not indemnify or hold harmless Buyer or the Company and neither Buyer nor the Company shall make a Claim or seek reimbursement or indemnity from Shareholder for any of the following:

                    (i) Losses  incurred after the  Termination  Date,  with two exceptions: (A) Losses resulting from a Proceeding as to which Buyer is entitled to indemnification under Section 6.4(a) and which is pending on the Termination Date; and (B) Losses covered by Section 6.4(c)(vii);

                    (ii) Losses that arise from or in connection  with any Claim made by Buyer or the Company against Shareholder for consequential damages, including, without limitation, lost profits, lost investment or business opportunity, interest, damages to reputation, punitive damages, exemplary damages, treble damages, nominal damages and operating Losses, unless such Losses are incurred by Buyer or the Company as a direct result of a third party Claim asserted against Buyer or the Company;

                    (iii) Losses arising from or in connection with Claims asserted against Buyer by any of its Affiliates or any of its or their respective officers, directors, partners, employees, agents, creditors or stockholders (beneficial or of record);

                    (iv) Losses or Claims with respect to which Buyer or the Company fails in any material respect to comply with its obligations under this Agreement; provided, however, that neither Buyer's nor the Company's noncompliance shall limit Buyer's or the Company's ability to recover Losses against which Shareholder has indemnified Buyer or the Company under the terms of this Agreement unless Buyer's or the Company's noncompliance (A)
               materially  and  adversely  affects   Shareholder's  ability  to
               administer a Claim made by Buyer or the Company against Shareholder, in which case Shareholder may withhold payment on Claims for which Buyer and the Company seek reimbursement from Shareholder until Buyer and the Company comply with their obligations hereunder, or (B) materially and adversely affects the ability to cure a breach, mitigate Losses, defend a Claim or otherwise results in a material Loss to Shareholder, in which case Shareholder may refuse payment on Claims to the extent of the Losses resulting from Buyer's and the Company's noncompliance;

                    (v) Losses or Claims arising from or in connection  with the existence of any hazardous material in, on or under any property owned or leased by the Company, whether the same is latent or patent, known or unknown, and whether such existed in the past or exists presently or in the future, including, without limitation, Claims or Losses arising from or in connection with any investigation, environmental audit, remediation or other corrective action which may be required or desirable, any Claims or Losses to Persons, property or natural resources, and attorneys' and consultants' fees in connection with any of the foregoing;

                    (vi) Losses which are not reasonable, customary and necessary under the circumstances, other than damage awards made by a court of competent jurisdiction or awarded in a final non-appealable order of any other tribunal or agreed to in connection with the final settlement of a dispute;

                    (vii) Losses against which Buyer is indemnified by Shareholder under Section 6.3 or as a result of breach of Section 3.9, unless a Claim is asserted in writing by the appropriate taxing authority prior to the earlier of (i) the expiration of the applicable statute of limitations with respect to such Claim or (ii) the 2nd anniversary of the Closing Date;

                    (viii) Losses or Claims, to the extent any state of facts that otherwise might constitute a Loss or Claim is provided for on the Updated Balance Sheet or to the extent any such Loss or Claim is paid by insurance or to the extent secured by collateral pledged prior to the Closing Date;

                    (ix) Losses  that arise out of or result from the  Disclosed
               Exceptions listed on Schedule 3A;

                    (x) The  first  $100,000  of  Losses  or  Claims  for  which indemnification is sought pursuant to this Section 6.4; or

                    (xi) Losses arising from facts or circumstances of which the
               Buyer was aware on or prior to the Closing Date, notwithstanding that such facts or circumstances would constitute an inaccuracy of any of Shareholder's Representations.

     6.5 BUYER'S INDEMNITY. Buyer shall save, defend, indemnify and hold harmless Shareholder and its officers, directors, principals, attorneys, accountants, agents, financial advisors, employees and other representatives (the "Seller Indemnified Parties") from, and shall promptly reimburse any Seller Indemnified Parties for any Losses incurred by or assessed against any Seller Indemnified Party and arising out of or resulting from:

     (a) the inaccuracy in any material respect of any representation or warranty made by Buyer in this Agreement;

     (b) the operation of the Company after the Closing Date; or

     (c) the failure by Buyer to perform or observe any material term or provision of this Agreement.

     6.6 NOTICE. If any Claim is instituted or asserted by any Person in respect of which any Seller Indemnified Party or Buyer (an "Indemnified Party") may seek indemnification pursuant to this Agreement or if any Indemnified Party believes that it has sustained or incurred any Loss subject to indemnification, the Indemnified Party shall promptly cause a written notice of the Claim or Loss to be made to Buyer or Shareholder, as the case may be (the "Indemnifying Party") (but the failure to give such notice shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement as long as the Indemnifying Party is not materially prejudiced by the failure). The notice shall describe the Claim or Loss, the amount of any claimed Loss, and the method of computation of the Loss, with reasonable particularity.

     6.7 PROCEDURES FOR INDEMNIFICATION. The Indemnifying Party shall pay such Loss to the Indemnified Party within 30 days after receipt of the Indemnified Party's notice of Loss, or shall, within such period, give the Indemnified Party notice of any particulars in which it disputes the Loss claimed by the Indemnified Party and pay to the Indemnified Party only that amount of the Loss not in dispute. If the Indemnified Party disagrees with any disputed amount of the claimed Loss, the Indemnified Party shall have all rights and remedies available at law or in equity with respect to the Indemnifying Party's obligations under this Agreement.

     6.8 ASSUMPTION OF DEFENSE. Subject to Section 6.8(a) and (b), the Indemnifying Party shall have the right, at its option and expense, to assume the defense of any Claim.

                  (a) Conflicts. Notwithstanding the foregoing, the Indemnifying Party shall not have the right to assume the defense of any Claim if representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them.

                  (b) Rights Upon Assumption. If the Indemnifying Party has assumed the defense of a Claim, the following shall apply:

                    (i) The Indemnifying Party shall have the right to assume the defense of and to conduct and control, through counsel of its own choosing, any such Claim, but the Indemnified Party may, at its election, participate in the defense of any such Claim at its sole cost and expense; provided, however, that if the Indemnifying Party fails to defend any such claim, action, suit or proceeding, the Indemnified Party may defend, through counsel of its own choosing, such Claim, and may settle such Claim and recover from the Indemnifying Party the amount of any such settlement or judgment rendered therein which constitutes a Loss indemnified against hereunder, as well as the reasonable costs and expenses of the Indemnified Party's defense allocable to such indemnified Loss;

                    (ii) The Indemnifying Party shall not be liable to the Indemnified Party for the fees, costs or expenses of the Indemnified Party's counsel or other expenses incurred by the Indemnified Party in connection with participating in the defense of such Claim; provided, however, that the
                    Indemnifying Party shall be liable in accordance with the terms and conditions of this Agreement for (x) any such fees, costs and expenses incurred prior to the time the Indemnifying Party assumed such pursuit or defense and (y) the reasonable costs of investigation and preparation incurred by the Indemnified Party at the request of the Indemnifying Party; and

                    (iii) The Indemnifying Party shall have no liability with respect to any Loss arising or resulting from a compromise or settlement of such Claim effected without its consent, which consent shall not be unreasonably withheld.

                 (c) RIGHTS IF NO ASSUMPTION. If the Indemnifying Party does not assume the defense of such Claim (whether because it elects not to or has no right to), the Indemnifying Party shall have the right, at its sole cost and expense, to monitor and participate in the defense of such Claim and to employ its own counsel for that purpose.

     6.9 CONFIDENTIALITY. If the Acquisition is not consummated, Buyer and its representatives and Affiliates shall continue to be bound by the Confidentiality Agreement.

     6.10 DANIELSON NAME. Effective immediately after the Closing, Buyer will amend the Company's Articles of Incorporation so as to eliminate the word "Danielson" from the name of the Company. Buyer shall cause the Company to (a) stop using the terms "Danielson," "Danielson Trust Company" or "DTC" in the Company's marketing, correspondence, signage, checks, purchase orders, employment applications, stationery, contracts and other trust company material put in use by the Company after the Closing Date (except, for a period of 60 days after the Closing, for practically unavoidable uses in the ordinary course of business incidental to the transition to a new name), (b) refrain from conducting any business after the Closing Date under the Danielson name or holding itself out as an Affiliate of Shareholder, and (c) notify all the Company's customers and suppliers of the Company's change of name, promptly after the Closing Date. However, the Company may, for a reasonable period after the Closing Date, use the phrase "formerly Danielson Trust Company" (and phrases of similar meaning) in Company documents, to the extent reasonably necessary in connection with the transition to a new name.

     6.11 EMPLOYEE MATTERS.

                  (a) Insurance and Related Benefits. The Company has the medical and other employee-related insurance policies and benefit plans listed in the attachment to Schedule 3.14. After the Closing, Buyer may cause the Company to continue some or all of these plans (other than the Plans described in Section 6.11(b)) or provide generally comparable coverage through plans made available by Buyer or an Affiliate of Buyer. Any former employees of Company that elected COBRA coverage and any employees of Company that are terminated on or before the Closing Date shall be entitled to COBRA coverage after the Closing Date under the Company's medical, dental and vision plans or, if those plans are terminated, through plans made available by Buyer or an Affiliate of Buyer.

                  (b) Plans. As of the Closing Date, the Company will terminate its participation in the KCP Holding Company 401(k) Salary Deferral Plan, Employee Stock Ownership Plan of KCP Holding Company and Subsidiaries, and the KCP Holding Company and Subsidiaries Cash Balance/Pension Plan ("Cash Balance Plan"). Buyer will allow those persons employed by the Company on the Closing Date to participate in a 401(k) plan offered by Buyer or a Buyer Affiliate. On or before the Closing Date, Shareholder will cause the Company to contribute to each plan described in the preceding sentence the Company's pro rata share of the contributions due for the year (or a portion thereof) ending on the Closing Date. In addition, in the case of the Cash Balance Plan, the Company will contribute on or before the Closing Date the additional amount required to make the portion of the Cash Balance Plan attributable to the Company fully funded as determined in good faith by the plan's actuaries based on the funding methods and assumptions adopted in prior years.

                  (c) Other Benefits. From and after the Closing Date, Buyer will assume all vacation, sick leave and similar benefits accrued through the Closing Date for the benefit of persons employed by the Company on the Closing Date.

                  (d) Prior Service Credit. To the extent Buyer plans, policies or similar benefits are made available to Company employees in substitution for Company plans, policies or benefits to be terminated, Buyer's plans, policies or benefits will give Company employees credit for all prior service with the Company for all purposes, other than benefit accrual under a defined benefit plan.

                 ARTICLE VII -- TERMINATION; EXPENSES; REMEDIES

     7.1 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated as follows:

                    (a) by mutual written consent of Buyer and Shareholder at any time prior to the Closing Date;

                    (b) by either Buyer or Shareholder, if, (i) on the Closing Date, the conditions of Sections 2.4(a)(ii) or (iii) cannot be satisfied, or
(ii) Buyer gives an Objection Notice on or before the Due Diligence Notice Date and (A) that notice is not withdrawn within the five Business Days after it is given, and (B) the Parties do not otherwise reach a satisfactory accommodation within that period;

                    (c) by Buyer, if any condition in Section 2.4(c) is not met on or prior to the Closing Date (other than because of Shareholder's inability to certify compliance with Sections 2.4(a)(i) and (iii)) and, as a result, the Closing shall not have occurred; provided, however, that Buyer may not terminate this Agreement pursuant to this Section 7.1(c) if Buyer is in breach in any material respect of any of Buyer's Representations or of any of Buyer's covenants or obligations in this Agreement;

                    (d) by Shareholder, if any condition in Section 2.4(b) of this Agreement is not met on or prior to the Closing Date (other than because of Buyer's inability to certify compliance with Sections 2.4(a)(ii) and (iii)) and, as a result, the Closing shall not have occurred; provided, however, that Shareholder may not terminate this Agreement pursuant to this Section 7.1(d) if Shareholder is in breach in any material respect of any of Shareholder's Representations or of any of Shareholder's covenants or obligations in this Agreement; and

                  (e) by Shareholder, if the Closing has not occurred by December 31, 1996; provided, however, that if the Department Approval has been received prior to that date but contains terms or conditions that make it practically impossible to close on that date, Shareholder shall not have the right to terminate this Agreement under this Section 7.1(e) until the earlier of February 28, 1997, or the date Shareholder reasonably determines that the terms and conditions of the Department Approval cannot reasonably be satisfied by February 28, 1997..

     7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement (other than Sections 6.9, 7.2,
7.3 and 7.4) shall forthwith become void and have no effect, without any liability on the part of either Party other than as set forth in Section 7.4.

     7.3 EXPENSES. Except as is otherwise provided in this Agreement, each Party shall pay its own costs, expenses and attorneys' fees (including the fees and expenses of any broker, finder, investment advisor, investment banker or other professional advisor) incurred in connection with the preparation, negotiation and closing of this Agreement and the consummation of the Acquisition. Notwithstanding the foregoing, Shareholder shall pay all transfer taxes associated with the transfer of the Shares.
Liquidated Damages. In the event of termination of this Agreement without consummation of the Acquisition, Buyer's and Shareholder's remedies shall be governed exclusively by this Section 7.4.

                  (a) Shareholder's Remedy. If this Agreement is terminated by Shareholder pursuant to Section 7.1(d) or pursuant to Section 7.1(e) because of Buyer's failure to perform its obligations under this Agreement, Shareholder shall be entitled to retain the Earnest Money Deposit as and for liquidated damages. Buyer and Shareholder shall then have no further obligation or liability under this Agreement to one another.

                  (b) Buyer's Remedy. If this Agreement is terminated by Buyer pursuant to Section 7.1(c), Buyer shall be entitled to have the Earnest Money Deposit returned to it within five business Days after such termination, together with an additional $50,000 in cash paid by Shareholder, as and for liquidated damages. Upon the payment of these amounts, Shareholder and Buyer shall have no further obligation or liability under this Agreement to one another.

                         ARTICLE VIII -- MISCELLANEOUS

     8.1 SURVIVAL. Except as otherwise expressly provided in this Agreement, the representations, warranties and obligations contained in this Agreement shall survive the Closing Date until the Termination Date, without regard to any investigation made by the Parties, except that any claim for indemnification made during the survival period shall survive until such claim is resolved.

     8.2 NON-WAIVER. Except to the extent otherwise specifically provided in this Agreement, the failure at any time to enforce any of its provisions shall in no way be construed as a waiver of those provisions and shall not affect the right of either Party to enforce each and every provision of this Agreement in accordance with its terms.

     8.3 AMENDMENT. This Agreement may not be amended except by the mutual agreement of the Parties evidenced by a writing signed by each Party.

     8.4 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand, by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed to the Parties at the following addresses (or at such other addresses as shall be specified by like notice).
                  To Shareholder:

                  Danielson Holding Corporation
                  767 Third Avenue - Fifth Floor
                  New York, New York 10017
                  Attn: David M. Barse
                             President and
                             Chief Operating Officer
                  Telecopier No.:  (212) 888-6704

                  With a copy to:

                  Ian Kirschner
                  General Counsel and Secretary
                  Danielson Holding Corporation
                  767 Third Avenue - Fifth Floor
                  New York, New York 10017
                  Telecopier No.: (212) 735-0003

                  To Buyer:

                  North American Trust Company
                  225 Broadway, Suite 400
                  San Diego, CA  92101
                  Attn:      L. Mark Fingerlin
                             President and Chief Executive Officer
                  Telecopier No.:  (619) 237-5528


                  With a copy to:

                  BERKELEY INTERNATIONAL
                             CAPITAL CORPORATION
                  650 California Street, Suite 2800
                  San Francisco, CA  94108-2609
                  Attn:      Robert A. Cornman
                             General Counsel
                  Telecopier No.:  415-249-0553


If such notice or communication is served personally, service shall be conclusively deemed made at the time of personal service. If such notice or other communication is given by mail, service shall be conclusively deemed given 72 hours after deposit in the United States mail. If such notice or other communication is given by overnight courier, or electronic transmission, service shall be conclusively deemed made at the time of confirmation of delivery.

     8.5 CHOICE OF LAW. To the extent federal law does not control, this Agreement and the Parties' rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to its choice of law principles. Nothing in this Agreement shall require any unlawful action or inaction by either Party.

     8.6 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules set forth the entire agreement and understanding of the Parties regarding the Acquisition and supersede all prior oral and written agreements, arrangements and understandings relating to the Acquisition. There are no oral or written agreements, understandings, representations or warranties between the Parties and relating to the Acquisition other than those contained in this Agreement.

     8.7 THIRD PARTY BENEFICIARIES. This Agreement is intended for the sole benefit of the Parties and the Company and their respective successors and assigns, and there shall be no other third-party beneficiaries.

     8.8 SEVERABILITY. If any provision of this Agreement or the application of any provision of this Agreement is for any reason declared by a court of competent jurisdiction invalid, illegal or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     8.9 HEADINGS. The captions and headings in this Agreement are for convenience of reference only and are not a part of this Agreement and shall not be used in construing this Agreement.

     8.10  COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

     8.11 FURTHER ASSURANCES. Shareholder and Buyer shall each use all reasonable efforts to obtain all requisite consents required in order to consummate the Acquisition and to cooperate with one another to carry out to the fullest extent possible the purposes of this Agreement.

     8.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Buyer shall not transfer or assign any of its rights or obligations under this Agreement to any Person without the prior written consent of Shareholder.

     8.13 COOPERATION. The Parties shall act reasonably and in good faith in complying with their obligations under this Agreement.

     8.14 COMPANY OBLIGATIONS. To the extent this Agreement imposes obligations on the Company after the Closing, it shall be Buyer's responsibility, and Buyer hereby covenants and agrees either to cause the Company to comply with such obligations or to comply with such obligations itself on behalf of the Company.

     8.15 METHOD OF PAYMENT. Unless otherwise stated, all payments by either Party to the other Party under this Agreement shall be made in U.S. dollars, in immediately available funds, by wire transfer as instructed, by notice hereunder, by the Party who is to receive such payment, provided, however, that, at the option of Shareholder, payments made to Buyer or the Company for Losses payable in connection with Claims made under Section 6.4 may be made by check.

     8.16 WAIVER OF JURY TRIAL. In any action or proceeding involving any dispute under this Agreement, the Parties hereby waive any right to a trial by jury.

     8.17 ATTORNEYS' FEES. Should any Party institute any action or proceeding at law or in equity to enforce any provision, including an action for declaratory relief or for damages by reason of an alleged breach of any provision of this Agreement, or otherwise in connection with this Agreement, or any provision hereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees and costs for services rendered to the prevailing Party in such action or proceeding.

     8.18 CHOICE OF FORUM. No proceeding relating to this Agreement shall be commenced or prosecuted in any state other than California or New York, and each party irrevocably consents to the jurisdiction of the state and federal courts in those two states.

         IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized officer or agent effective as of the day and year first above written.

                          DANIELSON HOLDING CORPORATION


                    By: /s/ David Barse
                    Its: President

                            NORTH AMERICAN TRUST CO.


                    By: /s/  Mark Fingerlin
                    Its: President
[CUSTODIAN SEAL]
                                                                   Page 33 of 33

                                    EXHIBIT A


                       [LETTERHEAD OF EQSF ADVISERS, INC.]




Danielson Trust Company
525 B Street
16th Floor
San Diego, California  92101-4492

Ladies and Gentlemen:

                  The undersigned, EQSF Advisers, Inc. ("EQSF") is the investment adviser to Third Avenue Value Fund, Inc. (the "Fund"), which currently engages Danielson Trust Company (the "Trust Company") to act as the Fund's custodian pursuant to a Custody Agreement dated as of September 9, 1993. This will confirm our agreement that, so long as the fees and level of service of the Trust Company (or its prospective successor, North American Trust
Company) remain at least as competitive with industry standards as they currently are and its services are performed satisfactorily, EQSF will recommend that the Trust Company (or such successor) continue to be retained as the Fund's custodian for each of the next five years (ending December 31, 2001), it being understood that the Board of Directors of the Fund, in the exercise of its fiduciary obligations, retains the ultimate decision over custody arrangements each year.

                  Very truly yours,

                  EQSF Advisers, Inc.



                  By:
                     Name:
                     Title:


ACKNOWLEDGED AND AGREED

Danielson Trust Company



By:
         Name:
         Title:

                                  EXHIBIT A-1

                                    EXHIBIT B


                      [DANIELSON TRUST COMPANY LETTERHEAD]


                                October 10, 1996



Mr. A. Vincent Siciliano
President and Chief Executive Officer
Danielson Trust Company
525 B Street, 16th Floor
San Diego, California  92101-4492

Dear Vince:

                  This confirms that the Memorandum to you dated January 9, 1995 (the "Memorandum") concerning your employment by Danielson Trust Company (the "Company") will terminate automatically, and without further liability or obligation of either party under the Memorandum, effective upon the closing of the sale of all of the stock of the Company to North American Trust Company.

                  If  this  is  consistent  with  your   understanding   of  our
agreement, please so indicate in the space provided below.


                                                     Very truly yours,



                                                     Martin J. Whitman
                                                     Chairman of the Board


AGREED AND ACCEPTED
AS OF THE ABOVE DATE


--------------------
A. Vincent Siciliano

                                  EXHIBIT B-1